Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated June 26, 2018, relating to the consolidated statement of assets acquired and liabilities assumed and related notes of S3 Asic Semiconductors Limited as of May 9, 2018, which appears in the Current Report on Form 8-K/A of Adesto Technologies Corporation dated May 9, 2018.

/s/ BPM LLP

San Jose, California

July 10, 2018